UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2013

ACCELLENT INC.
(Exact name of registrant as specified in its charter)

Maryland	333-130470	84-1507827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Fordham Road Wilmington, Massachusetts	01887
(Address of principal executive offices)	(Zip Code)

(978) 570-6900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 22, 2013, the Board of Directors of Accellent Inc. (the “Company”), approved a change to the Company’s fiscal year end from December 31 to the date determined by an annual reporting cycle whereby each fiscal year will typically consist of four 13-week quarters. The change in the Company’s fiscal year end will become effective for the Company’s 2014 fiscal year, which will begin January 1, 2014 and end January 3, 2015. In fiscal year 2014, the Company will report an additional week in the fourth quarter resulting in a 53-week fiscal year with 368 days. Because there will be no gap between the end of the Company’s 2013 fiscal year and the beginning of its 2014 fiscal year, the Company will not file a transition report. The change in fiscal year end will be described in a note to the Company’s consolidated financials on its Form 10-Q for the first quarter of 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2013	ACCELLENT INC.

	By:	/s/ Richard E. Johnson
Name: Richard E. Johnson Title: Interim Chief Financial Officer Principal Financial and Accounting Officer